EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY(1,2)

                                                                Jurisdiction of
                                                                Incorporation or
Name of Subsidiary                                              Organization
------------------                                              ----------------
NYT Capital, Inc. ..........................................    Delaware
    City & Suburban Delivery Systems, Inc...................    Delaware
    Comet-Press Newspapers, Inc. ...........................    Delaware
         Comet-Press Newspapers Holdings, Inc...............    Delaware
    Donohue Malbaie Inc. (49%) .............................    Canada
    Globe Newspaper Company, Inc............................    Massachusetts
         Boston Globe Electronic Publishing, Inc............    Massachusetts
         Boston Globe Marketing, Inc........................    Massachusetts
         Community Newsdealers Inc..........................    Massachusetts
             Community Newsdealers Holdings, Inc............    Delaware
         Globe Specialty Products, Inc......................    Massachusetts
         Retail Sales, Inc..................................    Massachusetts
    Hendersonville Newspaper Corporation....................    North Carolina
         Hendersonville Newspaper Holdings, Inc. ...........    Delaware
    Lakeland Ledger Publishing Corporation .................    Florida
         Lakeland Ledger Holdings, Inc. ....................    Delaware
    NYT Holdings, Inc. .....................................    Delaware
    NYT Management Services ................................    Massachusetts
    NYT Shared Service Center, Inc. ........................    Delaware
         International Media Concepts, Inc. ................    Delaware
         NYT Professional Exchange, Inc. ...................    Delaware
    The Dispatch Publishing Company, Inc. ..................    North Carolina
         The Dispatch Publishing Holdings, Inc. ............    Delaware
    The Houma Courier Newspaper Corporation.................    Delaware
         The Houma Courier Newspaper Holdings, Inc..........    Delaware
    The New York Times Company Magazine Group, Inc. ........    Delaware
         NYT Special Services, Inc. ........................    Delaware
         NYT Magazine Group Holdings, Inc. .................    Delaware
    The New York Times Distribution Corporation.............    Delaware
    The New York Times Electronic Media Company ............    Delaware
    The New York Times Sales Company........................    Massachusetts
    The New York Times Syndication Sales Corporation........    Delaware
    The Spartanburg Herald-Journal, Inc. ...................    Delaware
    The Times Southwest Broadcasting, Inc. .................    Arkansas
    Times Leasing, Inc. ....................................    Delaware
    Times On-Line Services, Inc. ...........................    New Jersey
    WNEP-TV, Inc. ..........................................    Pennsylvania
         WNEP-TV, LP. ......................................    Delaware
    Worcester Telegram & Gazette Corporation................    Massachusetts
         Worcester Telegram & Gazette Holdings, Inc. .......    Delaware
    WREG-TV, Inc. ..........................................    Delaware
    WTKR-TV, Inc. ..........................................    Delaware

The New York Times Company..................................    New York
    International Herald Tribune S.A.S. (50%) ..............    France
    London Bureau Limited ..................................    United Kingdom
    Madison Paper Industries (partnership) (40%)............    Maine
    NYT Administradora de Bens e Servicos Ltda. ............    Brazil
    NYT 1896T, Inc. ........................................    Delaware
    Rome Bureau S.r.l. .....................................    Italy
    Times Company Digital, Inc..............................    Delaware
         Abuzz Technologies, Inc. ..........................    Delaware

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(1)   100% owned unless otherwise indicated.
(2) The names of certain subsidiaries have been omitted because, considered in the aggregate, as a single subsidiary, they would not constitute a significant subsidiary.